Exhibit 23.2

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons
Suites 400-403
200 Haddonfield-Berlin Road
Gibbsboro, NJ 08026

Securities and Exchange Commission
Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated March 20, 2005, except for Note 14 dated June 1, 2005, accompanying the financial statements of Airbee Wireless, Inc., on Form SB-2 for the years ended December 31, 2004 and 2003. We hereby consent to the incorporation by reference of said report on the Registration Statement of Airbee Wireless, Inc., on Form SB-2.

Signed,

/s/Bagell, Josephs & Company, LLC

Bagell, Josephs & Company, L.L.C.
July 18, 2005